Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal 2015 Financial Results

Second Quarter Revenue up 24.6% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

Sept. 4, 2014 – Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal second quarter ended July 31, 2014.

Revenue for the second quarter of fiscal 2015 was $47.0 million, up 24.6% from $37.7 million in the same period in fiscal 2014. For the six months ended July 31, 2014, revenue was $87.9 million, up 22.7% from $71.7 million for the six months ended July 31, 2013.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2015 was 65.0%, compared with 61.8% for the same period in fiscal 2014. For the six months ended July 31, 2014, GAAP gross margin was 63.9%, compared with 62.8% for the six months ended July 31, 2013.

GAAP net income for the second quarter of fiscal 2015 was $9.3 million, or $0.29 per diluted ordinary share, compared with GAAP net income of $6.3 million, or $0.21 per diluted ordinary share, for the same period in fiscal 2014. GAAP net income for the six months ended July 31, 2014 was $14.6 million, or $0.46 per diluted ordinary share. This compares with GAAP net income of $11.0 million, or $0.37 per diluted ordinary share, for the six months ended July 31, 2013.

Gross margin on a non-GAAP basis for the second quarter of fiscal 2015 was 65.1%, compared with 61.9% for the same period in fiscal 2014. For the six months ended July 31, 2014, non-GAAP gross margin was 64.0%, compared with 62.9% for the six months ended July 31, 2013.

Non-GAAP net income for the second quarter of fiscal 2015 was $11.9 million, or $0.37 per diluted ordinary share. This compares with non-GAAP net income of $7.7 million, or $0.26 per diluted ordinary share, for the same period in fiscal 2014. Non-GAAP net income for the six months ended July 31, 2014 was $19.8 million, or $0.62 per diluted ordinary share. This compares with non-GAAP net income of $13.9 million for the six months ended July 31, 2013, or $0.47 per diluted ordinary share.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the second fiscal quarter of 2015 were $166.5 million, compared with $118.3 million at the end of the same quarter a year ago.

“We are delighted with our second quarter financial results,” said Fermi Wang, president and CEO. “We achieved revenue of $47.0 million reflecting the success of our HD and Ultra-HD camera solutions in the expanding IP security camera, UAV and wearable sports camera markets.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss second quarter 2015 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. The conference ID is 86454638. Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including IP security cameras, wearable sports cameras and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to the expansion of our target markets and our ability to generate revenue from our solutions in these markets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2014 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the second quarter ended July 31, 2014 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
Revenue	$46,968	$37,710	$87,889	$71,651
Cost of revenue	16,432	14,419	31,757	26,667

Gross profit	30,536	23,291	56,132	44,984

Operating expenses:
Research and development	13,497	10,974	26,411	22,291
Selling, general and administrative	6,875	5,385	13,630	10,542

Total operating expenses	20,372	16,359	40,041	32,833
Income from operations	10,164	6,932	16,091	12,151
Other income (loss), net	39	(11)	88	(16)

Income before income taxes	10,203	6,921	16,179	12,135
Provision for income taxes	893	667	1,609	1,140

Net income	$9,310	$6,254	$14,570	$10,995

Net income per share attributable to ordinary shareholders:
Basic	$0.32	$0.23	$0.50	$0.40

Diluted	$0.29	$0.21	$0.46	$0.37

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	29,421,200	27,409,343	29,198,511	27,232,142

Diluted	31,899,501	29,848,676	31,831,489	29,456,374

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
		(in thousands)
Stock-based compensation:
Cost of revenue	$58	$34	$117	$68
Research and development	1,629	900	3,219	1,874
Selling, general and administrative	1,262	659	2,487	1,257

Total stock-based compensation	$2,949	$1,593	$5,823	$3,199

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
		(unaudited)
GAAP net income	$9,310	$6,254	$14,570	$10,995
Two-class method - allocation to participating securities	(2)	(8)	(4)	(17)
Treasury stock method - additional allocation to ordinary shares	—	1	—	1

GAAP net income - diluted	$9,308	$6,247	$14,566	$10,979

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	2,631	1,449	5,207	2,911
Two-class method - additional allocation to participating securities	—	(2)	(2)	(4)
Treasury stock method - additional allocation to ordinary shares	—	—	1	—

Non-GAAP net income - diluted	$11,939	$7,694	$19,772	$13,886

GAAP - diluted weighted average shares	31,899,501	29,848,676	31,831,489	29,456,374
Non-GAAP - diluted weighted average shares	31,899,501	29,848,676	31,831,489	29,456,374
GAAP - diluted net income per share	$0.29	$0.21	$0.46	$0.37
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.08	0.05	0.16	0.10
Non-GAAP adjustment to two-class method diluted net income	—	—	—	—
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	—
Non-GAAP - diluted net income per share	$0.37	$0.26	$0.62	$0.47

The difference between GAAP and non-GAAP gross margin was 0.1% for each period, or $57,701 and $33,595 for the three months ended July 31, 2014 and 2013, respectively, or $116,858 and $67,636 for the six months ended July 31, 2014 and 2013, respectively. The difference was due to the effect of stock-based compensation, and the associated tax impact, recorded for GAAP purposes.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	July 31, 2014	January 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$128,263	$143,394
Marketable securities	38,265	—
Accounts receivable, net	26,833	18,837
Inventories	13,003	10,452
Restricted cash	3	3
Deferred tax assets, current	1,599	1,599
Prepaid expenses and other current assets	2,227	2,951

Total current assets	210,193	177,236
Property and equipment, net	3,080	3,018
Deferred tax assets, non-current	1,375	1,134
Other assets	1,772	1,919

Total assets	$216,420	$183,307

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	14,424	8,321
Accrued liabilities	12,344	11,705
Income taxes payable	706	545
Deferred revenue, current	4,888	4,831

Total current liabilities	32,362	25,402
Deferred revenue, non-current	178	—
Other long-term liabilities	1,569	1,544

Total liabilities	34,109	26,946

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	13	13
Additional paid-in capital	121,686	110,285
Accumulated other comprehensive income	(21)	—
Retained earnings	60,633	46,063

Total shareholders’ equity	182,311	156,361

Total liabilities and shareholders’ equity	$216,420	$183,307